                                                                               .
                                                                               .
                                                                               .


                                                                     Exhibit 5.1

                                                   BASS, BERRY & SIMS PLC
                                          A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                      ATTORNEYS AT LAW
        KNOXVILLE OFFICE                                                                           DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                         REPLY TO:                                  AMSOUTH CENTER
      KNOXVILLE, TN 37902                              AMSOUTH CENTER                      315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                       315 DEADERICK STREET, SUITE 2700                 NASHVILLE, TN 37238-3001
                                                  NASHVILLE, TN 37238-0002                          (615) 742-6200
         MEMPHIS OFFICE                                (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                                     MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                       www.bassberry.com                           29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                                    NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                             (615) 255-6161

                               September 22, 2005

Greene County Bancshares, Inc.
100 North Main Street
Greeneville, Tennessee 37743-4992

         Re: Registration Statement on Form S-3 Pursuant to Rule 462(b)
             (File No. 333-_______)

Dear Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3 (Registration Statement No. 333-127120) (the "Initial Registration Statement") filed by you with the Securities and Exchange Commission on August 2, 2005, with respect to 1,725,000 shares (the "Shares") of common stock, par value $2.00 per share (the "Common Stock"), of Greene County Bancshares, Inc., a Tennessee corporation (the "Company"), to be sold by the Company on the terms set forth in the Initial Registration Statement. Such 1,725,000 shares of Common Stock include 225,000 shares that may be purchased by the underwriters upon the exercise of an option to cover over-allotments. We have also acted as your counsel in connection with the preparation of the Registration Statement on Form S-3 under Rule 462(b) of the Securities Act of 1933, as amended (the "Rule 462(b) Registration Statement"). The Rule 462(b) Registration Statement relates to the Initial Registration Statement and up to 383,000 additional shares of Company Common Stock that the Company may sell pursuant to the Rule 462(b) Registration Statement (the "Additional Shares").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Additional Shares, when issued, delivered and paid for as set forth in the Rule 462(b) Registration Statement and Initial Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our law firm in the Rule 462(b) Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Rule 462(b) Registration Statement.

                                         Sincerely,


                                         /s/ Bass, Berry & Sims PLC